Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 11, 2009 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting of AMB Property, L.P.; our reports dated February 12, 2009 relating to the financial statements of AMB Institutional Alliance Fund III, L.P., AMB Japan Fund I, L.P. and AMB-SGP Mexico, LLC; our report dated February 27, 2008 relating to the financial statements of AMB Europe Fund I, FCP-FIS; and our report dated February 12, 2007 relating to the financial statements of AMB Japan Fund I, L.P which appears in AMB Property, L.P.’s Annual Report on Form 10-K for the year ended December 31, 2008. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
San Francisco, CA
August 14, 2009

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 27, 2009 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting of AMB Property Corporation; our reports dated February 12, 2009 relating to the financial statements of AMB Institutional Alliance Fund III, L.P., AMB Japan Fund I, L.P. and AMB-SGP Mexico, LLC; our report dated February 27, 2008 relating to the financial statements of AMB Europe Fund I, FCP-FIS; and our report dated February 12, 2007 relating to the financial statements of AMB Japan Fund I, L.P which appears in AMB Property Corporation’s Annual Report on Form 10-K for the year ended December 31, 2008. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
San Francisco, CA
August 14, 2009